McDermott, Will & Emery
                                                                  April 13, 1999

Via Facsimile
(702) 293-3558

James H. Gottfredsen
Intercontinental Registrar & Transfer Agency, Inc.
900 Buchanon Boulevard
Boulder City, Nevada 89006

     Re:  Stock Certificates

Dear Mr. Gottfredsen:

      In accordance with instructions provided to me by Orex Gold Mines Corporation ("Orex"), on behalf of Orex, please issue Orex stock certificates in the name of the individuals set forth below in the number of Orex common stock shares set forth below:

     Richard Hoffman                  1 certificate in the amount of 250,000
     139 Shaw St.                     Unrestricted Shares
     Garfield, New Jersey 07026
     SSN# ###-##-####

     Warren  Hemedinger  Trust        1 certificate  in  the amount of 250,000
     410 Catalonia Avenue             Restricted Shares
     Coral Gables, Florida 33134
     SSN# ###-##-####

     George  Levy                     1 certificate  in  the amount of 250,000
     Box 234                          Restricted Shares
     Saddle River, New Jersey 07458-0234
     SSN# ###-##-####

     Harry Beninhof                   1 certificate in the amount of 250.000
     117 South 2nd Avenue             Restricted Shares
     Sandpoint, Idaho 86409
     SSN# ###-##-####

     Henry  Rosenberg                 1 certificate  in  the amount of 250,000
     93 Little City Road              Restricted Shares
     Killingsworth, Connecticut 06419
     SSN# ###-##-####

      Steve  J.  Gannuscio            1 certificate  in  the amount of 850,000
     10 Laton Road                    Restricted Shares
     Apt #7
     Sussex, New Hampshire 07461
     SSN# ###-##-####

      Evelyn  Rivas                   1 certificate  in  the amount of 1,193,000
     95 6th Avenue                    Unrestricted Shares
     2nd Floor
     Clifton, New Jersey 07011
     SSN# ###-##-####

      Donald  Hawksworth              6 certificates  in  the amount of 100,000
      526  N. Schiefferin             6 certificates  in  the amount of 50,000
      Tombstone,  Arizona 85638       6 certificates  in  the amount of 33,000
      SSN#  ###-##-####               1 certificate  in  the amount of 10,000
                                      Restricted Shares

      Marilyn  Stien                  4 certificates  in  the amount of 250,000
      2  Hamilton  Road               1 certificate  in  the amount of  35,000
      Apt.   #4N                      1 certificate in the amount of 15,000
      Morristown, New Jersey 07960     Restricted Shares
      SSN# ###-##-####

      Haber  Inc.                     3 certificates  in  the amount of 100,000
      470  Main Road                  5 certificates in the amount of 50,000
      Towaco,  New Jersey 07082       5 certificates  in  the amount of 10,000
      Tax ID# 22-230-5613              Restricted Shares

      David  M.  Morgenstein          1 certificate  in  the amount of 1,500
      11170 S.W/ 71st Lane             Unrestricted shares
      Miami, Florida 33173
      SSN# ###-##-####

      It is my understanding from Orex that the Orex shares to be issued to Evelyn Rivas, Richard Hoffman and David M. Morgenstein are to be issued in reliance on the exemption from registration provided by Rule 504 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the "Act"). Accordingly, the certificates for such shares should not bear any restrictive legend and should not be subject to any stop order. Furthermore, it is our understanding that the remaining Orex shares are to be issued to the above-named individuals in reliance on the exemption from registration pursuant to Section 4(2) under the Act. Such certificates should bear a restrictive legend and should be subject to stop transfer instructions as required under the Act.

      Please send all stock certificates to the attention of Orex Gold Mines Corporation, 2121 Ponce de Leon Boulevard, Suite 510, Coral Gables Florida 33134

      If you have any comments or questions regarding the foregoing, please do not hesitate to contact me.


                              Sincerely




                              Roland Sanchez-Medina Jr.